UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 25, 2012

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) In connection with the listing of GigOptix Inc.’s (“GigOptix” or the “Company”) common stock on the NYSE Amex, and in order to comply with the requirements of the NYSE Amex Company Guide, there must be an approximately equal number of directors in each class of the Board of Directors of the Company (the “Board”). As previously reported by the Company in its Current Report filed on Form 8-K on November 28, 2011, there has been a vacancy in Class II as a result of the resignation of C. James Judson from the Board, and this has resulted in the Company not having an approximately equal number of directors in each class of the Board. To comply with the requirement of the NYSE Amex Company Guide, on April 25, 2012, Neil Miotto has resigned as a Class I director, and the Board, accepting the recommendation of the independent directors of the Board, elected Mr. Miotto to serve as a Class II director commencing April 25, 2012. Mr. Miotto will serve as a Class II director until the next election of Class II directors which will occur at the Company’s 2013 annual meeting of stockholders. In addition, Mr. Miotto will continue to serve as Chairman of the Audit Committee of the Board, and remains an “audit committee financial expert” as such term is defined in the rules of the Securities and Exchange Commission.

Mr. Miotto has served on our Board of Directors since December 2008. He is a retired assurance partner of KPMG LLP, where he was a partner for twenty-seven years until his retirement in September 2006. While at KPMG, Mr. Miotto also served as an SEC reviewing partner. He is a member of American Institute of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York. Mr. Miotto is a member of the Board of Directors of Micrel Inc., where he serves as Chairman the Audit Committee. The Board has determined that Mr. Miotto’s extensive financial risk assessment and financial reporting experience with public companies and financial accounting matters makes him well-qualified to serve on the Board.

In connection with his directorship, Mr. Miotto will be reimbursed for reasonable travel expenses to attend Board meetings. The existing 218,600 non-qualified stock options and 22,500 shares of restricted stock units previously granted to Mr. Miotto under the Company’s 2008 Equity Incentive Plan shall remain issued and continue to vest and be subject to the terms of those grants as previously disclosed, and Mr. Miotto shall continue to receive the cash compensation awarded to him on March 27, 2012, effectively as if his service as a director had continued uninterrupted. No new compensation or equity awards have been granted in connection with Mr. Miotto’s election as a Class II director.

Mr. Miotto’s existing equity grants are as follows:

	Number of Options	Exercise Price	Grant Date	Expiration Date
	45,000	$1.10	December 17, 2008	December 17, 2018
	11,000	$1.90	May 20, 2009	May 20, 2019
	20,000	$1.95	March 17, 2010	March 17, 2020
	25,000	$2.40	October 27, 2010	October 27, 2020
	70,000	$2.50	February 3, 2011	February 3, 2021
	17,600	$2.65	June 17, 2011	June 17, 2021
	30,000	$2.70	March 27, 2012	March 27, 2022
Total	218,600

	Restricted Stock Units	Grant Date	Expiration Date
	22,500	March 27, 2012	(1)

Total	22,500

(1)	The RSUs vest in four quarterly installments over 12 months following the date of the grant; one-quarter of the RSUs will vest on each of May 10, 2012, August 10, 2012, November 9, 2012 and March 1, 2013.

There are no related party transactions between the Company and Mr. Miotto that are reportable under Item 404(a) of Regulation S-K. Mr. Miotto does not have any family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no arrangements or understandings between Mr. Miotto and any other person pursuant to which Mr. Miotto was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: April 27, 2012